Exhibit 99.1

Apple REIT Ten

TownePlace
SUITES
Marriott

JUNE 30, 2011

# APPLE REIT TEN 2011 SECOND QUARTER

DEAR SHAREHOLDER

GLADE M. KNIGHT

The Apple REIT Ten, Inc. portfolio includes 14 Marriott®- and Hilton®-branded hotels, with a combined total of 1,597 guestrooms and locations in nine states. Fundraising for the Company began on January 19, 2011, and I am pleased to report that approximately $401 million in total gross proceeds has been raised through the end of July 2011. Hotel industry analysts have forecast improvements in revenue per available room (RevPAR), average daily rate (ADR) and occupancy in 2011 as compared to results for 2010. With key performance indicators showing signs of steady improvement, we are able to purchase properties that we believe will generate suitable returns while providing long-term assets that we anticipate will weather fluctuating market conditions. I am confident in the long-term success of the Apple REIT Ten program and look forward to providing results of our acquisition activities and hotel operations in future shareholder reports.

Since Apple REIT Ten entered the second quarter of this year, we have grown the portfolio from four to 14 hotels. On June 2, 2011, the Company acquired: a 101-room Hampton Inn & Suites®, conveniently located in the heart of Mobile, Alabama; a 104-room Hilton Garden Inn®, ideally located just two miles from the University of Florida in Gainesville, Florida; a 98-room TownePlace Suites® by Marriott® in Pensacola, Florida, minutes from the Pensacola airport; a 103-room SpringHill Suites® by Marriott® in Knoxville, Tennessee, near the University of Tennessee and the airport; and a 103-room SpringHill Suites® by Marriott® in Richmond, Virginia with easy access to numerous corporate headquarters. On June 8, 2011, the Company entered the Iowa market with the acquisition of a 103-room Hampton Inn & Suites® and a 95-room Homewood Suites by Hilton®, both located in Cedar Rapids. Soon after, the Company purchased a Hilton Garden Inn® in Hoffman Estates, Illinois, located in the northwestern suburbs of Chicago and a short distance from Chicago O’Hare International Airport. On July 19, 2011, the Company acquired a Hampton Inn & Suites® in Davenport, Iowa and a Homewood Suites by Hilton® in Knoxville, Tennessee. The Company has 12 additional properties under contract for potential future purchase.

For the three-month period ending June 30, 2011, our hotels reported an average occupancy rate of 76 percent, ADR of $114 and RevPAR of $87 for the period owned by the Company. Apple REIT Ten is currently within its acquisition phase. As our period of ownership lengthens, year-over-year comparisons of results of operations will become more meaningful. We are generally pleased with the performance of our hotels during this initial stage of ownership and anticipate improved operations as the hotels continue to ramp up while economic conditions strengthen. The current annualized distribution rate is $0.825 per share. Due to the timing of acquisitions and fundraising, a portion of your 2011 distribution will be treated as return of capital for tax purposes.

Apple REIT Ten is focused on the protection of shareholder principal and the distribution of attractive returns through the acquisition, ownership and operation of income-producing real estate. As an Apple REIT Ten shareholder, we encourage you to always stay informed, ask questions and know your investment. In addition to our quarterly and annual correspondences, there are a number of resources available to you, including our filings with the Securities and Exchange Commission, which are available at www.applereitten.com or www.sec.gov, and our Prospectus. Thank you for your investment in Apple REIT Ten.

Sincerely,
Glade M. Knight
Chairman and Chief Executive Officer

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	June 30, 2011	March 31, 2011

ASSETS
Investment in real estate, net	$186,522	$89,983
Cash and cash equivalents	142,838	120,708
Other assets	6,025	1,161

Total assets	$335,385	$211,852

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities	$1,584	$438
Total shareholders’ equity	333,801	211,414

Total liabilities & shareholders’ equity	$335,385	$211,852

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at June 30, 2011. Such interim results are not necessarily indicative of the results that can be expected for a full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Ten, Inc. Registration Statement.

MARKET DIVERSITY
Portfolio of hotels

STATE / CITY
ALABAMA
Mobile
COLORADO
Denver
FLORIDA
Gainesville, Pensacola
ILLINOIS
Hoffman Estates
IOWA
Cedar Rapids (2), Davenport
NORTH CAROLINA
Charlotte, Winston-Salem
SOUTH CAROLINA
Columbia
TENNESSEE
Knoxville (2)
VIRGINIA
Richmond

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX

INVESTOR INFORMATION
For additional information about the
company, please contact: Kelly Clarke,
Director of Investor Services
804-727-6321 or kclarke@applereit.com

CORPORATE PROFILE

Apple REIT Ten, Inc. is a real estate investment trust (REIT) focused on the acquisition and ownership of income-producing real estate that generates attractive returns for our shareholders. Our hotels operate under the Fairfield Inn & Suites® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott, Homewood Suites by Hilton®, Hilton Garden Inn® and Hampton Inn & Suites® brands. As of July 29, 2011, the Apple REIT Ten portfolio consisted of 14 hotels with 1,597 guestrooms in nine states.

MISSION

Apple REIT Ten, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: TOWNEPLACE SUITES, COLUMBIA, SC

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; the outcome of current and future litigation and regulatory proceedings or inquiries; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Fairfield Inn & Suites® by Marriott®,” “SpringHill Suites® by Marriott®” and “TownePlace Suites® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this correspondence, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Ten, Inc. or otherwise. Marriott is not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Ten offering and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this correspondence, and the grant by Marriott of any franchise or other rights to Apple REIT Ten shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn & Suites®,” “Hilton Garden Inn®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this correspondence, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Ten, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Ten offering and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this correspondence, and the grant by Hilton of any franchise or other rights to Apple REIT Ten shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

Hampton Inn & Suites

ABOVE: HAMPTON INN & SUITES, WINSTON-SALEM, NC; FAIRFIELD INN & SUITES, CHARLOTTE, NC; FAIRFIELD INN & SUITES, CHARLOTTE, NC.